UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) was held on May 20, 2014, at which 14,495,558 shares of the Company’s common stock were represented in person or by proxy representing approximately 85.4% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the five directors below to serve on the Company’s board of directors until the Company’s 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposals are described in detail in the Company’s 2014 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey W. Eckel	9,557,549	500,453	4,437,556
Mark J. Cirilli	8,631,397	1,426,605	4,437,556
Charles M. O’Neil	8,631,434	1,426,568	4,437,556
Richard J. Osborne	9,718,486	339,516	4,437,556
Jackalyne Pfannenstiel	8,628,205	1,429,797	4,437,556

(ii) The voting results with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,042,940	436,559	16,059	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

May 23, 2014	By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and General Counsel